EXHIBIT 24

Power of Attorney

The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Brian L. Vance as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated on the 27th day of February 2009.

Signature	Title

/s/ Brian Charneski Brian Charneski	Director

/s/ Gary B. Christensen Gary B. Christensen	Director

/s/ John A. Clees John A. Clees	Director

/s/ Kimberly T. Ellwanger Kimberly T. Ellwanger	Director

/s/ Peter Fluetsch Peter Fluetsch	Director

/s/ Daryl D. Jensen Daryl D. Jensen	Director

/s/ Jeffrey Lyon Jeffrey Lyon	Director

/s/ Donald V. Rhodes Donald V. Rhodes	Director

/s/ Philip S. Weigand Philip S. Weigand	Director